Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL DATA

The unaudited pro forma balance sheet has been prepared as if the sale of the Medical Systems segment’s assets had taken place as of March 31, 2004.  The unaudited pro forma statements of operations for the quarter ended March 31, 2004 and the year ended December 31, 2003 reflect the sale of the Medical Systems segment’s assets as if the sale had occurred on the first day of the respective periods.

The unaudited pro forma financial information is not necessarily indicative of the financial position or operating results that would have occurred had the sale of the assets been consummated on the dates, or at the beginning of the periods for which the consummation of the sale is being given effect.

Unaudited Pro Forma Balance Sheet

March 31, 2004

(in thousands)

	Digital Angel Corporation Historical	Pro Forma Adjustments		Digital Angel Corporation Pro Forma

Assets
Current Assets
Cash	$1,690	$372	(a)	$2,104
		42	(b)
Restricted cash	785			785
Accounts receivable	6,264			6,264
Inventories	5,989	(42	)(b)	5,947
Deferred costs	72			72
Applied Digital Solutions, Inc. common stock	3,913			3,913
Other current assets	1,056			1,056
Total Current Assets	19,769	372		20,141

Property and Equipment, net	7,544	(39	)(c)	7,505

Goodwill and Other Intangible Assets, net	53,865	(420	)(a)	53,445

Other Assets, net	1,204			1,204
	$82,382	$(87)		$82,295

Liabilities and Stockholders’ Equity
Current Liabilities
Line of credit and current maturities of long-term debt	$7,158	$		$7,158
Accounts payable	4,583			4,583
Accrued expenses and other current liabilities	4,293			4,293
Deferred revenue	1,367	(48	)(a)	1,319
Due to Applied Digital Solutions, Inc.	115			115
Total Current Liabilities	17,516	(48)		17,468

Long-Term Debt and Notes Payable	2,543			2,543

Deferred Revenue	347			347

Total Liabilities	20,406	(48)		20,358

Minority Interest	6			6

Stockholders’ Equity

Preferred stock: Authorized 1,000 shares, of $1.75 par value, 100 shares issued and outstanding	175			175

Common stock: Authorized 95,000 shares of $.005 par value; 32,626 shares issued and 32,576 shares outstanding	163			163
Additional paid-in capital	188,925			188,925
Accumulated deficit	(127,261)	(39	)(c)	(127,300)
Treasury stock (carried at cost, 50 shares)	(43)			(43)
Accumulated other comprehensive income	11			11
Total Stockholders’ Equity	61,970	(39)		61,931
	$82,382	$(87)		$82,295

Pro Forma Statement of Operations

For the Quarter Ended March 31, 2004

(in thousands)

	Digital Angel Corporation Historical	Pro Forma Adjustments		Digital Angel Corporation Pro Forma

Product revenue	$10,676	$(165	)(d)	$10,511
Service revenue	450	(190	)(d)	260
Total net revenue	11,126	(355)		10,771

Cost of products sold	6,195	(66	)(d)	6,129
Cost of services sold	348	(235	)(d)	113
	6,543	(301)		6,242
Gross profit	4,583	(54)		4,529

Selling, general and administrative expenses	4,824	(399	)(d)	4,425
Research and development expenses	669	—		669
Loss from operations	(910)	345		(565)

Interest income	(8)	—		(8)
Interest expense	293	(37	)(d)	256
Realized and unrealized losses on Applied Digital Solutions, Inc. common stock	2,586	—		2,586
Other income	(43)	4	(d)	(39)
Loss before provision for taxes and minority interest share of income	(3,738)	378		(3,360)

Provision for income taxes	—			—

Loss before minority interest share of income	(3,738)	378		(3,360)

Minority interest share of income	(6)			(6)

Net loss	$(3,744)	$378		$(3,366)
				—
Net loss per common share-basic and diluted	$(0.12)			$(0.11)

Weighted average number of common shares outstanding-basic and diluted	30,468			30,468

Pro Forma Statement of Operations

For the Year Ended December 31, 2003

(in thousands)

	Digital Angel Corporation Historical	Pro Forma Adjustments		Digital Angel Corporation Pro Forma

Product revenue	$33,748	$(875	)(e)	$32,873
Service revenue	2,964	(1,405	)(e)	1,559
Total net revenue	36,712	(2,280)		34,432

Cost of products sold	20,095	(382	)(e)	19,713
Cost of services sold	1,172	(1,172	)(e)	—
	21,267	(1,554)		19,713
Gross profit	15,445	(726)		14,719

Selling, general and administrative expenses	16,764	(1,268	)(e)	15,496
Research and development expenses	4,898	—		4,898
Asset impairment charge	2,986	(2,986	)(e)	—
Loss from operations	(9,203)	3,528		(5,675)

Interest income	(15)	—		(15)
Interest expense	921	(149	)(e)	772
Other income	(353)	195	(e)	(158)
Loss before provision for taxes, and minority interest share of losses	(9,756)	3,482		(6,274)

Provision for income taxes	—			—

Loss before minority interest share of losses	(9,756)	3,482		(6,274)

Minority interest share of losses	298			298

Net loss	$(9,458)	3,482		$(5,976)
				—
Net loss per common share-basic and diluted	$(0.35)			$(0.22)

Weighted average number of common shares outstanding-basic and diluted	26,959			26,959

Pro Forma Adjustments

(a)                      To reflect the sale of the assets to MedAire, Inc. Sale price of the assets was $420,000 less prepayments by Medical Systems segment’s customers of $48,000.  Net book value of assets sold to MedAire, Inc. was $420,000 at December 31, 2003.

(b)                      To reflect the sale of pharmaceutical inventory and supplies.

(c)                      To reflect loss on disposal of certain of the Medical Systems segment’s plant, property and equipment.

(d)                      To remove the results of operations of the Medical Systems segment for the quarter ended March 31, 2004.

(e)                      To remove the results of operations of the Medical Systems segment for the year ended December 31, 2003.